99.1 3Q 2016 Supplemental Information Exhibit 99.2 MISSION MEDICAL OFFICE PORTFOIO MISSION VIEJO, CA

Company Overview Company Information 3 Quarter and Year-to-Date Highlights 4 Financial Highlights 5 Company Snapshot 6 Financial Information FFO, Normalized FFO, Normalized FAD and Adjusted EBITDA 7 Capitalization, Interest Expense and Covenants 8 Debt Composition and Maturity Schedule 9 Portfolio Information Investment Activity 10 Regional Portfolio Distribution and Key Markets and Top 75 MSA Concentration 11 Same-Property Performance and NOI 12 Portfolio Diversification by Type, Historical Campus Proximity and Ownership Interests 13 Tenant Lease Expirations and Historical Leased Rate 14 Key Health System Relationships and In-House Property Management and Leasing Platform 15 Health System Relationship Highlights 16 Financial Statements Condensed Consolidated Balance Sheets 17 Condensed Consolidated Statements of Operations 18 Condensed Consolidated Statements of Cash Flows 19 Reporting Definitions 20 Forward-Looking Statements: Certain statements contained in this report constitute forward-looking statements within the meaning of the safe harbor from civil liability provided for such statements by the Private Securities Litigation Reform Act of 1995 (set forth in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act). Such statements include, in particular, statements about our plans, strategies, prospects and estimates regarding future medical office building market performance. Additionally, such statements are subject to certain risks and uncertainties, as well as known and unknown risks, which could cause actual results to differ materially and in adverse ways from those projected or anticipated. Therefore, such statements are not intended to be a guarantee of our performance in future periods. Forward-looking statements are generally identifiable by the use of such terms as “expect,” “project,” “may,” “should,” “could,” “would,” “intend,” “plan,” “anticipate,” “estimate,” “believe,” “continue,” “opinion,” “predict,” “potential,” “pro forma” or the negative of such terms and other comparable terminology. Readers are cautioned not to place undue reliance on these forward-looking statements. We cannot guarantee the accuracy of any such forward-looking statements contained in this report, and we do not intend to publicly update or revise any forward- looking statements, whether as a result of new information, future events, or otherwise, except as required by law. Any such forward-looking statements reflect our current views about future events, are subject to unknown risks, uncertainties, and other factors, and are based on a number of assumptions involving judgments with respect to, among other things, future economic, competitive and market conditions, all of which are difficult or impossible to predict accurately. To the extent that our assumptions differ from actual results, our ability to meet such forward-looking statements, including our ability to generate positive cash flow from operations, provide dividends to stockholders, and maintain the value of our real estate properties, may be significantly hindered. Forward-looking statements express expectations of future events. All forward-looking statements are inherently uncertain as they are based on various expectations and assumptions concerning future events and they are subject to numerous known and unknown risks and uncertainties that could cause actual events or results to differ materially from those projected. Due to these inherent uncertainties, our stockholders are urged not to place undue reliance on forward-looking statements. Forward-looking statements speak only as of the date made. In addition, we undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to projections over time, except as required by law. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. Additional information concerning us and our business, including additional factors that could materially affect our financial results, is included herein and in our filings with the SEC. Table of Contents 3Q 2016 I Supplemental Information Healthcare Trust of America, Inc. I 2

Company Information Healthcare Trust of America, Inc. (NYSE: HTA) is the largest dedicated owner and operator of medical office buildings (“MOBs”) in the United States, based on gross leasable area (“GLA”). We provide the real estate infrastructure for the integrated delivery of healthcare services in highly desirable locations. Over the last decade, we have invested $4.2 billion primarily in MOBs and other healthcare assets comprising 17.6 million square feet of GLA. Our investments are targeted in 20 to 25 key markets that we believe have superior healthcare demographics that support strong, long-term demand for medical office space. We have achieved, and continue to achieve, critical mass within these key markets by expanding our presence through accretive acquisitions, and utilizing our in-house operating expertise through our regionally located property management and leasing platform. Founded in 2006 and listed on the New York Stock Exchange in 2012, HTA has produced attractive returns for its stockholders that we believe have significantly outperformed the S&P 500 and US REIT indices. More information about HTA can be found on the Company’s website at www.htareit.com. Company Overview Executive Management Scott D. Peters I Chairman, Chief Executive Officer and President Robert A. Milligan I Chief Financial Officer, Secretary and Treasurer Mark D. Engstrom I Executive Vice President - Acquisitions Amanda L. Houghton I Executive Vice President - Asset Management Contact Information Corporate Headquarters Healthcare Trust of America, Inc. I NYSE: HTA 16435 North Scottsdale Road, Suite 320 Scottsdale, Arizona 85254 480.998.3478 www.htareit.com Investor Relations Robert A. Milligan I Chief Financial Officer, Secretary and Treasurer Mary C. Jensen I Vice President - Capital Markets 16435 North Scottsdale Road, Suite 320 Scottsdale, Arizona 85254 480.998.3478 info@htareit.com Transfer Agent Computershare P.O. Box 30170 College Station, Texas 77842-3170 888.801.0107 3Q 2016 I Supplemental Information Healthcare Trust of America, Inc. I 3

Third Quarter 2016 Highlights Operating • Net Income Attributable to Common Stockholders: Decreased 0.6% to $6.4 million, compared to Q3 2015. Earnings per diluted share decreased 20.0% to $0.04 per diluted share, compared to Q3 2015. Normalized Funds from Operations (“FFO”), as noted below, increased due to the continued growth in our operations, however, net income was adversely affected by the payment of debt extinguishment costs and interest related to debt. • FFO: As defined by the National Association of Real Estate Investment Trusts (“NAREIT”), increased 16.1% to $54.0 million, compared to Q3 2015. FFO per diluted share increased 5.6% to $0.38 per diluted share, compared to Q3 2015. • Normalized FFO: Increased 14.3% to $57.1 million, compared to Q3 2015. • Normalized FFO Per Diluted Share: Increased 2.6% to $0.40 per diluted share, compared to Q3 2015. • Same-Property Cash Net Operating Income (“NOI”): Increased $2.2 million, or 3.3%, to $68.6 million, compared to Q3 2015. Same- Property rental revenue increased $2.1 million, or 2.8%, to $77.7 million, compared to Q3 2015. Portfolio • Investments: HTA invested $197.1 million to acquire medical office buildings totaling approximately 536,000 square feet of gross leasable area (“GLA”) that were 92% leased in our key markets of Tampa, Florida and Birmingham, Alabama and strategically expanded our presence in Orange County/Los Angeles, California. • Leasing: HTA entered into new and renewal leases on approximately 339,000 square feet of GLA, or 1.9% of its portfolio. Tenant retention for the Same-Property portfolio was 67% by GLA for the quarter, which included approximately 309,000 square feet of expiring leases. Tenant retention for the Same-Property portfolio, excluding the impact of the Forest Park Medical Center hospital leases, was 84% by GLA for the quarter. Renewal leases included tenant improvements of $2.09 per square foot per year of the lease term and approximately six days of free rent per year of the lease term. Balance Sheet and Capital Markets • Balance Sheet: At the end of the quarter, HTA had total leverage of 26.4% measured as debt to capitalization, and 5.5x measured as debt to Adjusted Earnings before Interest, Taxes, Depreciation and Amortization (“EBITDA”). Total liquidity at the end of the quarter was $835.4 million, including $817.5 million of availability under its unsecured revolving credit facility and $17.9 million of cash and cash equivalents. • Debt: HTA issued $350.0 million of senior unsecured 10-year notes, with a coupon of 3.50% per annum and Healthcare Trust of America Holdings, LP, the operating partnership of HTA, general partner, executed a $200.0 million 7-year unsecured term loan with proceeds used to refinance its $155.0 million unsecured term loan due in 2019 and pay down existing mortgage loans of $75.7 million, generating prepayment penalties of $3.0 million. • Equity: HTA issued $126.9 million of equity comprised of $125.9 million from the sale of common stock in an underwritten public offering at an average price of $33.67 per share and $1.0 million from the issuance of Class A Operating Partnership Units (“OP Units”) in connection with an acquisition transaction. Year-to-Date 2016 Highlights Operating • Net Income Attributable to Common Stockholders: Increased 30.2% to $29.4 million, compared to year-to-date 2015. Earnings per diluted share increased 16.7% to $0.21 per diluted share, compared to year-to-date 2015. • FFO: As defined by NAREIT, increased 11.8% to $154.6 million, compared to year-to-date 2015. FFO per diluted share increased 3.7% to $1.12 per diluted share, compared to year-to-date 2015. • Normalized FFO: Increased 14.1% to $165.7 million, compared to year-to-date 2015. • Normalized FFO Per Diluted Share: Increased 5.3% to $1.20 per diluted share, compared to year-to-date 2015. • Same-Property Cash NOI: Increased $5.6 million, or 3.0%, to $192.8 million, compared to year-to-date 2015. Same-Property rental revenue increased $4.9 million, or 2.3%, to $218.3 million, compared to year-to-date 2015. Portfolio • Investments: HTA completed $633.0 million of investments totaling approximately 2.2 million square feet of GLA that were 93% leased as of the date of acquisition. • Dispositions: HTA completed the disposition of four senior care facilities located in Texas for an aggregate gross sales price of $26.5 million (approximately 155,000 square feet of GLA), generating a gain of $4.2 million. • Leasing: HTA entered into new and renewal leases on approximately 1.1 million square feet of GLA, or 6.4% of its portfolio. Tenant retention for the Same-Property portfolio was 79% by GLA year-to-date, which included approximately 932,000 square feet of expiring leases. Tenant retention for the Same-Property portfolio, excluding the impact the Forest Park Medical Center hospital leases, was 84% by GLA year-to-date. Renewal leases included tenant improvements of $1.29 per square foot per year of the lease term and approximately four days of free rent per year of the lease term. • Leased Rate: The leased rate by GLA was 91.8% as of September 30, 2016. For the Same-Property portfolio the leased rate by GLA was 91.7% as of September 30, 2016. Capital Markets • Equity: HTA issued $492.5 million of equity comprised of $297.8 million from the sale of common stock in underwritten public offerings at an average price of $30.64 per share, $122.9 million from the sale of common stock under the at-the-market offering program at an average price of $27.82 per share, and $71.8 million from the issuance of OP Units in connection with acquisition transactions. Company Overview 3Q 2016 I Supplemental Information Healthcare Trust of America, Inc. I 4

Company Overview

Financial Highlights

(unaudited and dollars in thousands, except per share data)

	Three Months Ended				
	3Q16	2Q16	1Q16	4Q15	3Q15
INCOME ITEMS					
Revenues	$ 118,340	$ 113,234	$ 107,315	$ 102,049	$ 103,942
NOI [(1)(2)]	81,455	78,173	73,962	71,514	71,021
Adjusted EBITDA [(1)(3)]	311,776	294,256	279,916	267,476	265,024
FFO [(1)(3)]	53,972	53,273	47,381	49,924	46,499
Normalized FFO [(1)(3)]	57,132	56,461	52,115	50,737	50,001
Normalized FAD [(1)(3)]	49,222	50,061	48,603	44,889	44,683
Net income attributable to common stockholders per diluted share	$ 0.04	$ 0.09	$ 0.08	$ 0.08	$ 0.05
FFO per diluted share	0.38	0.38	0.36	0.39	0.36
Normalized FFO per diluted share	0.40	0.40	0.40	0.39	0.39
Same-Property Cash NOI growth [(4)]	3.3%	3.1%	3.0%	3.1%	3.1%
Fixed charge coverage ratio [(5)]	4.08x	4.06x	3.85x	3.84x	3.77x

	As of				
	3Q16	2Q16	1Q16	4Q15	3Q15
ASSETS					
Gross real estate investments	$ 4,255,076	$ 4,058,071	$ 3,806,206	$ 3,635,612	$ 3,600,705
Total assets [(6)]	3,715,890	3,532,289	3,310,519	3,172,300	3,170,712
CAPITALIZATION					
Total debt [(6)]	$ 1,712,598	$ 1,631,642	$ 1,667,320	$ 1,590,696	$ 1,567,091
Total capitalization [(6)(7)]	6,476,814	6,227,027	5,565,352	5,068,666	4,728,097
Total debt/capitalization [(6)]	26.4%	26.2%	30.0%	31.4%	33.1%

(1) Refer to pages 20 and 21 for the reporting definitions of NOI, Adjusted EBITDA, FFO, Normalized FFO and Normalized FAD.
(2) Refer to page 12 for a reconciliation of GAAP Net Income to NOI.
(3) Refer to page 7 for the reconciliations of GAAP Net Income Attributable to Common Stockholders to FFO, Normalized FFO, Normalized FAD and Adjusted EBITDA.
(4) Calculated as the increase in Same-Property Cash NOI for the quarter as compared to the same period in the previous year.
(5) Calculated as EBITDA divided by interest expense (excluding change in fair market value of derivatives) and scheduled principal payments.
(6) For the period 3Q15, amounts have been adjusted to reflect the retrospective presentation of the early adoption of ASU 2015-03 and 2015-15 as of December 31, 2015.
(7) Calculated as the common stock price on the last trading day of the period multiplied by the total diluted common shares outstanding at the end of the period, plus total debt outstanding at the end of the period. Refer to page 8 for details.

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Healthcare Trust of America, Inc. I 5

Investments in Real Estate (1) $ 4.2 Total portfolio GLA (2) 17.6 Leased rate 91.8% Same-Property portfolio tenant retention rate (YTD)(3) 79% % of GLA on-campus/aligned 97% % of invested dollars in key markets & top 75 MSAs (4) 92% Investment grade tenants (5) 44% Credit rated tenants (5) 60% Weighted average remaining lease term for all buildings (6) 5.3 Weighted average remaining lease term for single-tenant buildings (6) 6.9 Weighted average remaining lease term for multi-tenant buildings (6) 4.6 Credit ratings (by Moody’s and Standard & Poor’s) Baa2(Stable)/BBB(Stable) Cash and cash equivalents (2) $ 17.9 Debt/capitalization 26.4% Weighted average interest rate per annum on portfolio debt (7) 3.35% Building Type Presence in Top MSAs (8) Company Snapshot (as of September 30, 2016) Company Overview 3Q 2016 I Supplemental Information Healthcare Trust of America, Inc. I 6 (1) Amount presented in billions. Refer to page 20 for the reporting definition of Investments in Real Estate. (2) Amounts presented in millions. (3) Refer to page 21 for the reporting definition of Retention. (4) Refer to page 20 for the reporting definition of Metropolitan Statistical Area. (5) Amounts based on annualized base rent. (6) Amounts presented in years. (7) Includes the impact of interest rate swaps. (8) Refer to page 11 for a detailed table of our Key Markets and Top 75 MSA Concentration. % of Portfolio (based on GLA) % of Portfolio (based on invested dollars)

Financial Information

FFO, Normalized FFO, Normalized FAD and Adjusted EBITDA

(unaudited and in thousands, except per share data)

FFO, Normalized FFO and Normalized FAD	Three Months Ended 3Q16	Three Months Ended 3Q15	Nine Months Ended 3Q16	Nine Months Ended 3Q15
Net income attributable to common stockholders	$ 6,427	$ 6,463	$ 29,361	$ 22,559
Depreciation and amortization expense related to investments in real estate	47,545	40,188	129,477	114,220
Gain on sale of real estate, net	—	(152)	(4,212)	(152)
Impairment	—	—	—	1,655
FFO attributable to common stockholders	$ 53,972	$ 46,499	$ 154,626	$ 138,282
Acquisition-related expenses	1,122	907	4,997	3,365
(Gain) loss on change in fair value of derivative financial instruments, net	(1,306)	2,383	2,144	3,079
Loss (gain) on extinguishment of debt, net	3,000	14	3,022	(107)
Noncontrolling income from partnership units included in diluted shares	211	71	802	348
Other normalizing items, net [(1)]	133	127	117	216
Normalized FFO attributable to common stockholders	$ 57,132	$ 50,001	$ 165,708	$ 145,183
Other income	(95)	(72)	(220)	(91)
Non-cash compensation expense	2,103	1,358	5,136	4,462
Straight-line rent adjustments, net	(1,161)	(1,750)	(3,636)	(5,835)
Amortization of below and above market leases/leasehold interests and corporate assets, net	323	603	1,476	1,755
Deferred revenue - tenant improvement related	7	(193)	—	(462)
Amortization of deferred financing costs and debt discount/premium, net	795	702	2,288	2,445
Recurring capital expenditures, tenant improvements and leasing commissions	(9,882)	(5,966)	(22,866)	(14,022)
Normalized FAD attributable to common stockholders	$ 49,222	$ 44,683	$ 147,886	$ 133,435
Net income attributable to common stockholders per diluted share	$ 0.04	$ 0.05	$ 0.21	$ 0.18
FFO adjustments per diluted share, net	0.34	0.31	0.91	0.90
FFO attributable to common stockholders per diluted share	$ 0.38	$ 0.36	$ 1.12	$ 1.08
Normalized FFO adjustments per diluted share, net	0.02	0.03	0.08	0.06
Normalized FFO attributable to common stockholders per diluted share	$ 0.40	$ 0.39	$ 1.20	$ 1.14
Weighted average diluted common shares outstanding	143,138	128,793	138,314	127,680

Adjusted EBITDA	Three Months Ended 3Q16
Net income	$ 6,639
Depreciation and amortization expense	47,864
Interest expense and net change in fair value of derivative financial instruments	15,632
EBITDA	$ 70,135
Acquisition-related expenses	1,122
Non-cash compensation expense	2,103
Pro forma impact of acquisitions	1,451
Loss on extinguishment of debt, net	3,000
Other normalizing items, net [(1)]	133
	77,944
Adjusted EBITDA	$ 311,776

(1) For the period 3Q16 and all periods thereafter, other normalizing items excludes lease termination fees as they are deemed to be generated in the ordinary course of business.

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Financial Information

Capitalization, Interest Expense and Covenants

(as of September 30, 2016, dollars and shares in thousands, except stock price)

Capitalization

Unsecured revolving credit facility	$ 27,000
Unsecured term loans	500,000
Unsecured senior notes	950,000
Secured mortgage loans	248,937
Deferred financing costs, net	(9,853)
Discount, net	(3,486)
Total debt	$ 1,712,598
Stock price (as of September 30, 2016)	$ 32.62
Total diluted common shares outstanding	146,052
Equity capitalization	$ 4,764,216
Total capitalization	$ 6,476,814
Total undepreciated assets	$ 4,495,268
Debt/capitalization	26.4%
Debt/undepreciated assets	38.1%
Debt/adjusted EBITDA ratio	5.5x



Secured debt - 4%
Unsecured debt - 23%
Equity - 73%

Interest Expense

	Three Months Ended		Nine Months Ended	
	3Q16	3Q15	3Q16	3Q15
Interest related to derivative financial instruments	$ 552	$ 903	$ 1,856	$ 2,278
(Gain) loss on change in fair value of derivative financial instruments, net	(1,306)	2,383	2,144	3,079
Total interest related to derivative financial instruments, including net change in fair value of derivative financial instruments	(754)	3,286	4,000	5,357
Interest related to debt (1)	16,386	13,536	44,503	41,499
Total interest expense	$ 15,632	$ 16,822	$ 48,503	$ 46,856
Interest expense excluding net change in fair value of derivative financial instruments	$ 16,938	$ 14,439	$ 46,359	$ 43,777

Covenants

Bank Loans	Required	3Q16
Total leverage	≤ 60%	38%
Secured leverage	≤ 30%	5%
Fixed charge coverage	≥ 1.50x	4.08x
Unencumbered leverage	≤ 60%	38%
Unencumbered coverage	≥ 1.75x	4.94x

Senior Notes	Required	3Q16
Total leverage	≤ 60%	39%
Secured leverage	≤ 40%	6%
Unencumbered asset coverage	≥ 150%	255%
Interest coverage	≥ 1.50x	3.83x

(1) Includes the acceleration of deferred loan fees from the execution of our $200.0 million unsecured term loan due in 2023, proceeds from which were used to refinance our $155.0 million unsecured term loan due in 2019, for the three and nine months ended September 30, 2016.

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Healthcare Trust of America, Inc. I 8

Financial Information Debt Composition and Maturity Schedule (as of September 30, 2016, dollars in thousands) 3Q 2016 I Supplemental Information Healthcare Trust of America, Inc. I 9 Unsecured Revolving Credit Facility due 2020 (1) Secured Mortgage Loans Unsecured Term Loan due 2019 (2) Unsecured Senior Notes due 2021 Unsecured Senior Notes due 2023 Unsecured Term Loan due 2023 Unsecured Senior Notes due 2026 Total 2016 $ — $ 1,433 $ — $ — $ — $ — $ — 1,433 2017 — 87,268 — — — — — 87,268 2018 — 4,333 — — — — — 4,333 2019 — 4,580 300,000 — — — — 304,580 2020 27,000 49,795 — — — — — 76,795 Thereafter — 101,528 — 300,000 300,000 200,000 350,000 1,251,528 Subtotal 27,000 248,937 300,000 300,000 300,000 200,000 350,000 1,725,937 Deferred financing costs, net — (397) (1,719) (2,060) (2,223) (1,945) (1,509) (9,853) Premiums (discounts), net — 1,913 — (1,535) (1,630) — (2,234) (3,486) Total $ 27,000 $ 250,453 $ 298,281 $ 296,405 $ 296,147 $ 198,055 $ 346,257 1,712,598 Stated rate (3) 1.55% 5.03% 1.65% 3.38% 3.70% 2.15% 3.50% 3.22% Hedged rate (4) 1.55% 5.43% 1.65% 3.38% 3.70% 2.76% 3.50% 3.35% Debt Composition (1) Rate does not include the 20 basis point facility fee that is payable on the entire $850 million revolving credit facility. (2) Does not reflect the 1-year extension at the option of the borrower which could extend the term loan to 2020. (3) The stated rate on the debt instrument as of the end of the period. (4) The effective rate incorporates any swap instruments that serve to fix variable rate debt, as of the end of the period. Debt Maturity Schedule Unsecured Revolving Credit Facility due 2020 Unsecured Term Loan due 2023 Unsecured Term Loan due 2019 Unsecured Senior Notes due 2021 Unsecured Senior Notes due 2023 Unsecured Senior Notes due 2026 Secured Mortgages Loans $1,500,000 $1,200,000 $900,000 $600,000 $300,000 $0 2016 2017 2018 2019 2020 Thereafter $1,433 $87,268 $4,333 $304,580 $76,795 $1,251,528 (2) (1)

Property Market Date Acquired % Leased at Acquisition Purchase Price GLA Yale One Long Wharf MOB New Haven, CT January 99% $ 73,810 287 Texas MOB Portfolio (7 buildings) Texas (Various) February 86 82,027 483 Charleston MOB Charleston, SC February 100 6,170 22 Hilliard II MOB Columbus, OH April 75 8,450 35 Connecticut MOB Portfolio (26 buildings) Connecticut (Various) April 98 180,286 579 Polaris MOB Columbus, OH April 100 14,600 45 Legacy MOB Portland, OR May 100 7,750 22 Independence MOB Dallas, TX May 90 24,000 72 Simon Williamson MOB Birmingham, AL June 100 27,750 102 Middletown MOB (2 buildings) Hartford, CT June 80 11,000 64 Mission Viejo MOB (4 buildings) Orange County, CA August 100 150,000 262 Birmingham MOB (3 buildings) Birmingham, AL August 82 36,730 217 Riverside MOB Tampa, FL September 98 10,393 57 Total $ 632,966 2,247 Portfolio Information Investment Activity (as of September 30, 2016, dollars and GLA in thousands) 2016 Acquisitions Annual Investments (1) 3Q 2016 I Supplemental Information Healthcare Trust of America, Inc. I 10 Dispositions Acquisitions $900,000 $700,000 $500,000 $300,000 $100,000 -$100,000 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 $413,150 $542,976 $455,950 $802,148 $68,314 $294,937 $397,826 $439,530 (1) Excludes real estate notes receivable. (2) Excludes $9.4 million of additional investments which include the expansion of HTA’s Raleigh Medical Center Campus and a corporate office building in Charleston. $271,510 (2) $(35,685) $632,966 Property Location Date Disposed Disposition Price GLA SWLTC Portfolio (4 buildings) Texas (Various) June $ 26,500 155 2016 Dispositions $(26,500) $(82,885) As of September 30, 2016, HTA has invested $4.2 billion primarily in MOBs and other healthcare assets comprising 17.6 million square feet of GLA.

Portfolio Information

Regional Portfolio Distribution and Key Markets and Top 75 MSA Concentration

(as of September 30, 2016, dollars and GLA in thousands)

Regional Portfolio Distribution

Region	Investment	% of Investment	Total GLA	% of Portfolio	Annualized Base Rent [1]	% of Annualized Base Rent
Southwest	$ 1,286,774	30.8%	4,968	28.3%	$ 109,041	29.6%
Northeast	1,150,560	27.5	4,420	25.2	99,631	27.0
Southeast	1,127,367	27.0	5,180	29.5	105,217	28.5
Midwest	608,894	14.5	2,961	16.9	54,799	14.8
Northwest	7,750	0.2	23	0.1	514	0.1
Total	$ 4,181,345	100%	17,552	100%	$ 369,202	100%

Key Markets and Top 75 MSA Concentration [2]

Key Markets	Investment	% of Investment	Total GLA	% of Portfolio	Annualized Base Rent	% of Annualized Base Rent
Boston, MA	$ 384,900	9.2%	947	5.4%	$ 30,394	8.2%
Hartford/New Haven, CT	265,095	6.3	934	5.3	19,744	5.3
Dallas, TX	244,778	5.9	730	4.2	17,701	4.8
Orange County/Los Angeles, CA	199,200	4.8	503	2.9	13,026	3.5
Houston, TX	196,295	4.7	874	5.0	20,207	5.5
Phoenix, AZ	189,641	4.5	1,018	5.8	19,532	5.3
Albany, NY	179,253	4.3	880	5.0	16,148	4.4
Greenville, SC	179,070	4.3	965	5.5	17,728	4.8
Miami, FL	173,807	4.2	888	5.1	18,401	5.0
Atlanta, GA	156,743	3.7	663	3.8	13,046	3.5
Indianapolis, IN	155,700	3.7	976	5.6	14,999	4.1
Pittsburgh, PA	148,612	3.6	1,094	6.2	20,203	5.5
Tampa, FL	133,986	3.2	439	2.5	9,643	2.6
Denver, CO	111,700	2.7	371	2.1	8,541	2.3
Raleigh, NC	100,260	2.4	434	2.5	9,917	2.7
White Plains, NY	92,750	2.2	276	1.6	6,851	1.9
Charleston, SC	71,271	1.7	275	1.6	5,802	1.6
Columbus, OH	69,850	1.7	288	1.6	4,551	1.2
Orlando, FL	62,300	1.5	289	1.6	6,057	1.6
Honolulu, HI	47,250	1.1	143	0.8	3,795	1.0
Top 20 MSAs	3,162,461	75.7	12,987	74.1	276,286	74.8
Additional Top 75 MSAs	692,198	16.6	3,101	17.7	63,667	17.2
Total Key Markets & Top 75 MSAs	$ 3,854,659	92.3%	16,088	91.8%	$ 339,953	92.0%

(1) Refer to page 20 for the reporting definition of Annualized Base Rent.

(2) Key markets are titled as such based on HTA's concentration in the respective MSA.

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Healthcare Trust of America, Inc. I 11

Portfolio Information

Same-Property Performance and NOI

(as of September 30, 2016, unaudited and dollars and GLA in thousands)

Same-Property Performance

	Three Months Ended			Sequential		Year-Over-Year	
	3Q16	2Q16	3Q15	$ Change	% Change	$ Change	% Change
Rental revenue	$ 77,711	$ 77,195	$ 75,587	$ 516	0.7%	$ 2,124	2.8%
Tenant recoveries	20,644	19,821	21,773	823	4.2	(1,129)	(5.2)
Total rental income	98,355	97,016	97,360	1,339	1.4	995	1.0
Expenses	29,716	29,024	30,889	692	2.4	(1,173)	(3.8)
Same-Property Cash NOI	$ 68,639	$ 67,992	$ 66,471	$ 647	1.0%	$ 2,168	3.3%

	As of		
	3Q16	2Q16	3Q15
Number of buildings	283	283	283
GLA	14,479	14,479	14,479
Leased GLA, end of period	13,271	13,348	13,301
Leased %, end of period	91.7%	92.2%	91.9%

NOI (1)

	Three Months Ended	
	3Q16	3Q15
Net income	$ 6,639	$ 6,554
General and administrative expenses	7,293	6,430
Acquisition-related expenses	1,122	907
Depreciation and amortization expense	47,864	40,518
Interest expense and net change in fair value of derivative financial instruments	15,632	16,822
Gain on sale of real estate, net	—	(152)
Loss (gain) on extinguishment of debt, net	3,000	14
Other income	(95)	(72)
NOI	$ 81,455	$ 71,021
NOI percentage growth	14.7%	
NOI	$ 81,455	$ 71,021
Straight-line rent adjustments, net	(1,161)	(1,750)
Amortization of below and above market leases/leasehold interests, net and lease termination fees (2)	3	598
Cash NOI	$ 80,297	$ 69,869
Notes receivable interest income	(68)	—
Non Same-Property Cash NOI	(11,590)	(3,398)
Same-Property Cash NOI	$ 68,639	$ 66,471
Same-Property Cash NOI percentage growth	3.3%	

(1) Refer to pages 20 and 21 for the reporting definitions of NOI, Cash NOI and Same-Property Cash NOI.

(2) For the period 3Q16 and all periods thereafter, Cash NOI includes lease termination fees as they are deemed to be generated in the ordinary course of business.

3Q 2016 I Supplemental Information
Healthcare Trust of America, Inc. I 12

Portfolio Information

Portfolio Diversification by Type, Historical Campus Proximity and Ownership Interests

(as of September 30, 2016, dollars and GLA in thousands)

Portfolio Diversification by Type

	Number of Buildings	Number of States	GLA	% of Total GLA	Annualized Base Rent	% of Annualized Base Rent
Medical Office Buildings						
Single-tenant	80	18	4,059	23.1%	$ 86,979	23.5%
Multi-tenant	256	26	12,412	70.8	252,892	68.5
Other Healthcare Facilities						
Hospitals	10	4	655	3.7	23,200	6.3
Senior care	5	2	426	2.4	6,131	1.7
Total	351	31	17,552	100%	$ 369,202	100%

	Number of Buildings	Number of States	GLA	% of Total GLA	Annualized Base Rent	% of Annualized Base Rent
Net-Lease/Gross-Lease						
Net-lease	226	29	11,020	62.8%	$ 240,238	65.1%
Gross-lease	125	17	6,532	37.2	128,964	34.9
Total	351	31	17,552	100%	$ 369,202	100%

Historical Campus Proximity (1)(2)

	As of				
	3Q16	2Q16	1Q16	4Q15	3Q15
Off-campus aligned	29%	30%	27%	27%	27%
On-campus	68	67	70	70	70
On-campus/aligned	97%	97%	97%	97%	97%
Off-campus/non-aligned	3	3	3	3	3
Total	100%	100%	100%	100%	100%

Ownership Interests (3)

	Number of Buildings	GLA	Annualized Base Rent	% of Annualized Base Rent	As of (1)				
					3Q16	2Q16	1Q16	4Q15	3Q15
Fee Simple	251	11,968	$ 247,258	67%	68%	68%	68%	68%	68%
Customary health system restrictions	85	4,595	100,804	27	26	26	25	25	25
Economic with limited restrictions	5	261	6,901	2	2	2	2	2	2
Occupancy based restrictions	10	728	14,239	4	4	4	5	5	5
Leasehold Interest Subtotal	100	5,584	121,944	33	32	32	32	32	32
Total	351	17,552	$ 369,202	100%	100%	100%	100%	100%	100%

(1) Percentages shown as percent of total GLA.

(2) Refer to page 21 for the reporting definitions of Off-campus/non-aligned and On-campus/aligned.

(3) Refer to pages 20 and 21 for the reporting definitions of Customary Health System Restrictions, Economic with Limited Restrictions and Occupancy Based Restrictions.

HTA LISTED NYSE

3Q 2016 I Supplemental Information
Healthcare Trust of America, Inc. I 13

Portfolio Information

Tenant Lease Expirations and Historical Leased Rate

(as of September 30, 2016, dollars and GLA in thousands)

Tenant Lease Expirations

Expiration	Number of Expiring Leases	Total GLA of Expiring Leases	% of GLA of Expiring Leases	Annualized Base Rent of Expiring Leases	% of Total Annualized Base Rent
Month-to-month	168	401	2.5%	$ 7,181	1.9%
2016	101	270	1.7	5,833	1.6
2017	489	1,636	10.2	37,422	10.1
2018	383	1,838	11.4	38,668	10.5
2019	361	1,669	10.4	44,012	11.9
2020	266	1,243	7.7	30,271	8.2
2021	365	2,062	12.8	44,506	12.1
2022	153	1,259	7.8	29,784	8.1
2023	102	955	5.9	19,503	5.3
2024	100	1,476	9.2	32,421	8.8
2025	107	616	3.8	13,533	3.7
Thereafter	182	2,677	16.6	66,068	17.8
Total	2,777	16,102	100%	$ 369,202	100%

Historical Leased Rate

	As of				
	3Q16	2Q16	1Q16	4Q15	3Q15
Total portfolio leased rate	91.8%	92.2%	92.1%	92.0%	92.0%
On-campus/aligned leased rate	91.8%	92.3%	92.2%	92.1%	92.1%
Off-campus/non-aligned leased rate	90.8%	89.4%	88.3%	88.7%	88.4%
Total portfolio occupancy rate	91.3%	91.6%	91.4%	91.4%	91.2%

3Q 2016 I Supplemental Information
Healthcare Trust of America, Inc. I 14

Portfolio Information

Key Health System Relationships and In-House Property Management and Leasing Platform

(as of September 30, 2016, dollars and GLA in thousands, except as otherwise noted)

Key Health System Relationships [(1)]

Health System	Weighted Average Remaining Lease Term [(2)]	Credit Rating	Total Leased GLA	% of Leased GLA		Annualized Base Rent	% of Annualized Base Rent
Highmark-Allegheny Health Network [(3)]	6	A-	877	5.5%	$	16,414	4.5%
Greenville Hospital System	7	A1	798	5.0		15,113	4.1
Tufts Medical Center	11	BBB	252	1.6		9,952	2.7
Hospital Corporation of America	3	BB	352	2.2		8,952	2.4
Providence St. Joseph Health	2	Aa3	262	1.6		8,682	2.4
Steward Health Care System	11	B2	321	2.0		7,904	2.1
Community Health Systems (TN)	2	B2	332	2.1		7,877	2.1
Aurora Health Care	8	A2	277	1.7		6,385	1.7
Tenet Healthcare	3	B2	264	1.6		5,930	1.6
Boston Medical Center	5	Baa2	87	0.5		4,804	1.3
Rush University Medical Center	3	A1	137	0.9		4,800	1.3
Indiana University Health	2	Aa3	313	1.9		4,589	1.2
Deaconess Health System	7	AA-	261	1.6		4,087	1.1
Boston University	4	A1	74	0.5		4,021	1.1
Mercy Health	11	Aa3	112	0.7		3,540	1.0
Community Health Network (IN)	5	A2	187	1.2		3,455	0.9
Banner Health	3	AA-	137	0.9		3,402	0.9
Total			5,043	31.5%	$	119,907	32.4%

In-House Property Management and Leasing Platform

As of September 30, 2016, HTA's in-house property management and leasing platform operated approximately 16.0 million square feet of GLA, or 91%, of HTA's total portfolio.


Key Market
Portfolio Property
HTA Management Office
HTA Regional Headquarter

(1) The amounts in this table illustrate only direct leases with selected top health systems in the HTA portfolio and is not inclusive of all health system tenants.
(2) Amounts presented in years.
(3) Credit rating refers to Highmark, Inc.

HTA LISTED NYSE

3Q 2016 I Supplemental Information
Healthcare Trust of America, Inc. I 15

Boston Medical Center (Baa2), located in the historic South End Medical cluster of Boston, Massachusetts, is a private, not-for-profit academic center seeing more than one million patient visits a year. BMC is the primary teaching affiliate for the Boston University’s School of Medicine, and is the busiest trauma and emergency services center in New England. They have initiated a $300 million campus redesign which will include an additional 400,000 SF for inpatient services. As a recognized leader in groundbreaking medical research, BMC received approximately $120 million in 2015 to fund over 500 research and service projects. Community Health Systems, Inc. (B2), headquartered in Franklin, Tennessee, is one of the nation’s leading operators of general acute care hospitals. The organization includes 158 affiliated hospitals in 22 states with approximately 123,000 employees and 20,000 physicians. Affiliated hospitals are dedicated to providing quality healthcare for local residents and contribute to the economic development of their communities. Based on the unique needs of each community served, these hospitals offer a wide range of diagnostic, medical and surgical services in inpatient and outpatient settings. Greenville Health System (A1), located in Greenville, South Carolina, is a public not-for-profit academic healthcare delivery system committed to medical excellence through clinical care, education and research. GHS is a health resource for its community and a leader in transforming the delivery of healthcare for the benefit of people and communities served. The University of South Carolina School of Medicine Greenville is located on GHS’ Greenville Memorial Medical Campus. The medical school is focused on transforming healthcare by training physicians to connect with communities, patients, colleagues and technology in a new, more progressive way. Highmark-Allegheny Health Network (A-), based in Pittsburgh, Pennsylvania, is a diversified healthcare partner that serves members across the United States through its businesses in health insurance, dental insurance, vision care and reinsurance. Highmark is the fourth largest Blue Cross and Blue Shield-affiliated company. In 2013, Highmark and West Penn Allegheny combined to create an integrated care delivery model which they believe will preserve an important community asset that provides high-quality, efficient health care for patients. Highmark’s mission is to deliver high quality, accessible, understandable and affordable experiences, outcomes and solutions to their customers. Hospital Corporation of America (BB), based in Nashville, Tennessee, HCA was one of the nation’s first hospital companies. Today, they are a company comprised of locally managed facilities that includes approximately 165 hospitals, 115 freestanding surgery centers in 20 states and England employing approximately 233,000 people. Approximately four to five percent of all inpatient care delivered in the country today is provided by HCA facilities. HCA is committed to the care and improvement of human life and strives to deliver high quality, cost effective healthcare in the communities they serve. Indiana University Health (Aa3), based in Indianapolis, Indiana, is Indiana’s most comprehensive healthcare system. A unique partnership with Indiana University School of Medicine, one of the nation’s leading medical schools, gives patients access to innovative treatments and therapies. IU Health is comprised of hospitals, physicians and allied services dedicated to providing preeminent care throughout Indiana and beyond. Providence St. Joseph Health (Aa3), based in Seattle, Washington and Irvine, California, is held together by Providence Health and Services and St. Joseph Health, a not-for-profit health and social services system that will serve as the parent organization for more than 100,000 caregivers (employees) across seven states. Steward Health Care System (B2), located in Boston, Massachusetts, is a community-based accountable care organization and community hospital network with 3,000 physicians, 10 hospital campuses, 24 affiliated urgent care providers, home care, hospice and other services. The system serves more than one million patients annually in over 150 communities in the greater Boston area. Other Steward Health Care entities include Steward Medical Group, Steward Health Care Network, and Steward Home Care. Tenet Healthcare System (B2), located in Dallas, Texas, is a leading health care services company. Through its network, Tenet operates 79 hospitals, over 400 outpatient centers and has over 130,000 employees. Across the network, compassionate, quality care is provided to millions of patients through a wide range of services. Tenet is affiliated with Conifer Health Solutions, which helps hospitals, employers and health insurance companies improve the efficiency and performance of their operations and the health of the people they serve. Tufts Medical Center (BBB), located in Boston, Massachusetts, is a 415-bed academic medical center, providing everything from routine and emergency care to treating the most complex diseases and injuries affecting adults and children throughout New England. Tufts Medical Center is the principal teaching hospital for Tufts University School of Medicine, and has consistently been ranked in the top quartile of major academic medical centers in the country by The University Health System Consortium. WellStar Health System (A2), located in Atlanta, Georgia, is a leading not-for-profit health system with over 3,200 beds in the Southeast. Today, the WellStar Health System is comprised of 11 hospitals, eight urgent care centers, 16 satellite diagnostic imaging centers, over 1,000 medical providers, and over 20,000 employees. With the acquisition of Tenet Healthcare’s five Georgia-based hospitals and a new partnership with West Georgia Health in LaGrange, GA., WellStar becomes the largest health system in Georgia and one of the largest not-for-profit health systems in the country. Portfolio Information Health System Relationship Highlights 3Q 2016 I Supplemental Information Healthcare Trust of America, Inc. I 16

As of 3Q16 4Q15 ASSETS Real estate investments: Land $ 381,745 $ 303,706 Building and improvements 3,406,897 2,901,157 Lease intangibles 466,434 430,749 4,255,076 3,635,612 Accumulated depreciation and amortization (779,378) (676,144) Real estate investments, net 3,475,698 2,959,468 Cash and cash equivalents 17,938 13,070 Restricted cash and escrow deposits 13,689 15,892 Receivables and other assets, net 160,837 141,703 Other intangibles, net 47,728 42,167 Total assets $ 3,715,890 $ 3,172,300 LIABILITIES AND EQUITY Liabilities: Debt $ 1,712,598 $ 1,590,696 Accounts payable and accrued liabilities 104,202 94,933 Derivative financial instruments - interest rate swaps 4,866 2,370 Security deposits, prepaid rent and other liabilities 44,828 46,295 Intangible liabilities, net 36,928 26,611 Total liabilities 1,903,422 1,760,905 Commitments and contingencies Redeemable noncontrolling interests 9,215 4,437 Equity: Preferred stock, $0.01 par value; 200,000,000 shares authorized; none issued and outstanding — — Class A common stock, $0.01 par value; 1,000,000,000 shares authorized; 141,728,448 and 127,026,839 shares issued and outstanding as of September 30, 2016 and December 31, 2015, respectively 1,417 1,270 Additional paid-in capital 2,753,566 2,328,806 Cumulative dividends in excess of earnings (1,042,977) (950,652) Total stockholders’ equity 1,712,006 1,379,424 Noncontrolling interests 91,247 27,534 Total equity 1,803,253 1,406,958 Total liabilities and equity $ 3,715,890 $ 3,172,300 Financial Statements Condensed Consolidated Balance Sheets (unaudited and in thousands, except share data) 3Q 2016 I Supplemental Information Healthcare Trust of America, Inc. I 17

Financial Statements

Condensed Consolidated Statements of Operations

(unaudited and in thousands, except per share data)

	Three Months Ended		Nine Months Ended	
	3Q16	3Q15	3Q16	3Q15
Revenues:				
Rental income	$ 118,252	$ 103,875	$ 338,646	$ 301,570
Interest and other operating income	88	67	243	203
Total revenues	118,340	103,942	338,889	301,773
Expenses:				
Rental	36,885	32,921	105,299	92,855
General and administrative	7,293	6,430	20,879	19,229
Acquisition-related	1,122	907	4,997	3,365
Depreciation and amortization	47,864	40,518	130,430	115,179
Impairment	—	—	—	1,655
Total expenses	93,164	80,776	261,605	232,283
Income before other income (expense)	25,176	23,166	77,284	69,490
Interest expense:				
Interest related to derivative financial instruments	(552)	(903)	(1,856)	(2,278)
Gain (loss) on change in fair value of derivative financial instruments, net	1,306	(2,383)	(2,144)	(3,079)
Total interest related to derivative financial instruments, including net change in fair value of derivative financial instruments	754	(3,286)	(4,000)	(5,357)
Interest related to debt	(16,386)	(13,536)	(44,503)	(41,499)
Gain on sale of real estate, net	—	152	4,212	152
(Loss) gain on extinguishment of debt, net	(3,000)	(14)	(3,022)	107
Other income	95	72	220	91
Net income	$ 6,639	$ 6,554	$ 30,191	$ 22,984
Net income attributable to noncontrolling interests	(212)	(91)	(830)	(425)
Net income attributable to common stockholders	$ 6,427	$ 6,463	$ 29,361	$ 22,559
Earnings per common share - basic:				
Net income attributable to common stockholders	$ 0.05	$ 0.05	$ 0.22	$ 0.18
Earnings per common share - diluted:				
Net income attributable to common stockholders	$ 0.04	$ 0.05	$ 0.21	$ 0.18
Weighted average common shares outstanding:				
Basic	138,807	126,863	134,905	125,750
Diluted	143,138	128,793	138,314	127,680

3Q 2016 I Supplemental Information
Healthcare Trust of America, Inc. I 18

Nine Months Ended 3Q16 3Q15 Cash flows from operating activities: Net income $ 30,191 $ 22,984 Adjustments to reconcile net income to net cash provided by operating activities: Depreciation, amortization and other 128,728 112,711 Share-based compensation expense 5,136 4,462 Bad debt expense 508 743 Gain on sale of real estate, net (4,212) (152) Impairment — 1,655 Loss (gain) on extinguishment of debt, net 3,022 (107) Change in fair value of derivative financial instruments 2,144 3,079 Changes in operating assets and liabilities: Receivables and other assets, net (14,051) (6,021) Accounts payable and accrued liabilities 3,598 (4,124) Prepaid rent and other liabilities (6,807) 3,429 Net cash provided by operating activities 148,257 138,659 Cash flows from investing activities: Investments in real estate (532,527) (253,107) Proceeds from the sale of real estate 23,368 33,279 Capital expenditures (34,064) (17,330) Restricted cash, escrow deposits and other assets 2,143 2,994 Net cash used in investing activities (541,080) (234,164) Cash flows from financing activities: Borrowings on unsecured revolving credit facility 513,000 387,000 Payments on unsecured revolving credit facility (704,000) (247,000) Proceeds from unsecured senior notes 347,725 — Borrowings on unsecured term loans 200,000 100,000 Payments on unsecured term loans (155,000) — Payments on secured mortgage loans (98,453) (76,149) Deferred financing costs (3,039) (289) Security deposits 862 145 Proceeds from issuance of common stock 418,891 44,324 Repurchase and cancellation of common stock (2,425) (1,322) Dividends paid (116,655) (108,891) Distributions paid to noncontrolling interest of limited partners (2,724) (1,580) Redemption of redeemable noncontrolling interest (491) — Net cash provided by financing activities 397,691 96,238 Net change in cash and cash equivalents 4,868 733 Cash and cash equivalents - beginning of period 13,070 10,413 Cash and cash equivalents - end of period $ 17,938 $ 11,146 Financial Statements Condensed Consolidated Statements of Cash Flows (unaudited and in thousands) 3Q 2016 I Supplemental Information Healthcare Trust of America, Inc. I 19

3Q 2016 I Supplemental Information Healthcare Trust of America, Inc. I 20 Reporting Definitions Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (“Adjusted EBITDA”): Is presented on an assumed annualized basis. We define Adjusted EBITDA for HTA as net income computed in accordance with GAAP plus: (i) depreciation and amortization; (ii) interest expense and net change in the fair value of derivative financial instruments; (iii) acquisition-related expenses; (iv) gain or loss on the sales of real estate; (v) non-cash compensation expense; (vi) pro forma impact of our acquisitions/dispositions; and (vii) other normalizing items. We consider Adjusted EBITDA an important measure because it provides additional information to allow management, investors, and our current and potential creditors to evaluate and compare our core operating results and our ability to service debt. Annualized Base Rent: Annualized base rent is calculated by multiplying contractual base rent for the end of the period by 12 (excluding the impact of abatements, concessions, and straight-line rent).  Cash Net Operating Income (“Cash NOI”):  Cash NOI is a non-GAAP financial measure which excludes from NOI: (i) straight-line rent adjustments and (ii) amortization of below and above market leases/leasehold interests and lease termination fees. Contractual base rent, contractual rent increases, contractual rent concessions and changes in occupancy or lease rates upon commencement and expiration of leases are a primary driver of HTA’s revenue performance. HTA believes that Cash NOI, which removes the impact of straight-line rent adjustments, provides another measurement of the operating performance of its operating assets. Additionally, HTA believes that Cash NOI is a widely accepted measure of comparative operating performance of real estate investment trusts (“REITs”). However, HTA’s use of the term Cash NOI may not be comparable to that of other REITs as they may have different methodologies for computing this amount. Cash NOI should not be considered as an alternative to net income or loss (computed in accordance with GAAP) as an indicator of our financial performance. Cash NOI should be reviewed in connection with other GAAP measurements. Credit Ratings: Credit ratings of our tenants or their parent companies. Customary Health System Restrictions: Ground leases with a health system lessor that include restrictions on tenants that may be considered competitive with the hospital, which may include provisions that tenants must have hospital privileges. Economic with Limited Restrictions: Ground leases that are primarily economic in nature and contain no material restrictions on tenancy. Funds from Operations (“FFO”): HTA computes FFO in accordance with the current standards established by NAREIT. NAREIT defines FFO as net income or loss attributable to common stockholders (computed in accordance with GAAP), excluding gains or losses from sales of real estate property and impairment write-downs of depreciable assets, plus depreciation and amortization related to investments in real estate, and after adjustments for unconsolidated partnerships and joint ventures. HTA presents this non-GAAP financial measure because it considers it an important supplemental measure of its operating performance and believes it is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs. Historical cost accounting assumes that the value of real estate assets diminishes ratably over time. Since real estate values have historically risen or fallen based on market conditions, many industry investors have considered the presentation of operating results for real estate companies that use historical cost accounting to be insufficient by themselves. Because FFO excludes depreciation and amortization unique to real estate, among other items, it provides a perspective not immediately apparent from net income or loss attributable to common stockholders. Gross Leasable Area (“GLA”): Gross leasable area (in square feet). Investments in Real Estate: Based on acquisition price. Leased Rate: Leased rate represents the percentage of total GLA that is leased, including month-to-month leases and leases which have been executed, but which have not yet commenced, as of the date reported. Metropolitan Statistical Area (“MSA”): Is a geographical region with a relatively high population density at its core and close economic ties throughout the area. MSAs are defined by the Office of Management and Budget. Net Operating Income (“NOI”):  NOI is a non-GAAP financial measure that is defined as net income or loss (computed in accordance with GAAP) before: (i) general and administrative expenses; (ii) acquisition-related expenses; (iii) depreciation and amortization expense; (iv) impairment; (v) interest expense and net change in fair value of derivative financial instruments; (vi) gain or loss on sales of real estate; (vii) gain or loss on extinguishment of debt; and (viii) other income or expense. HTA believes that NOI provides an accurate measure of the operating performance of its operating assets because NOI excludes certain items that are not associated with the management of its properties. Additionally, HTA believes that NOI is a widely accepted measure of comparative operating performance of REITs. However, HTA’s use of the term NOI may not be comparable to that of other REITs as they may have different methodologies for computing this amount. NOI should not be considered as an alternative to net income or loss (computed in accordance with GAAP) as an indicator of our financial performance. NOI should be reviewed in connection with other GAAP measurements. Normalized Funds Available for Distribution (“Normalized FAD”): HTA computes Normalized FAD, which excludes from Normalized FFO: (i) other income or expense; (ii) non-cash compensation expense; (iii) straight-line rent adjustments; (iv) amortization of below and above market leases/leasehold interests and corporate assets; (v) deferred revenue - tenant improvement related; (vi) amortization of deferred financing costs and debt premium/discount; and (vii) recurring capital expenditures, tenant improvements and leasing commissions. HTA believes this non- GAAP financial measure provides a meaningful supplemental measure of our operating performance. Normalized FAD should not be considered as an alternative to net income or loss attributable to common stockholders (computed in accordance with GAAP) as an indicator of our financial performance, nor is it indicative of cash available to fund cash needs. Normalized FAD should be reviewed in connection with other GAAP measurements.

3Q 2016 I Supplemental Information Healthcare Trust of America, Inc. I 21 Reporting Definitions - Continued Normalized Funds From Operations (“Normalized FFO”): HTA computes Normalized FFO, which excludes from FFO: (i) acquisition-related expenses; (ii) gain or loss on change in fair value of derivative financial instruments; (iii) gain or loss on extinguishment of debt; (iv) noncontrolling income or loss from partnership units included in diluted shares; and (v) other normalizing items, which include items that are unusual and infrequent in nature. HTA presents this non-GAAP financial measure because it allows for the comparison of our operating performance to other REITs and between periods on a consistent basis. HTA’s methodology for calculating Normalized FFO may be different from the methods utilized by other REITs and, accordingly, may not be comparable to other REITs. Normalized FFO should not be considered as an alternative to net income or loss attributable to common stockholders (computed in accordance with GAAP) as an indicator of our financial performance, nor is it indicative of cash available to fund cash needs. Normalized FFO should be reviewed in connection with other GAAP measurements. Occupancy Health System Restrictions: Ground leases with customary health system restrictions whereby the restrictions cease if occupancy in the buildings/on-campus fall below stabilized occupancy, which is generally between 85% and 90%. Off-Campus/Non-Aligned:  A building or portfolio that is not located on or adjacent to a healthcare or hospital campus or does not have a majority alignment with a recognized healthcare system. On-Campus/Aligned:  On-campus refers to a property that is located on or adjacent to a healthcare or hospital campus. Aligned refers to a property that is not on a healthcare or hospital campus, but anchored by a healthcare system. Recurring Capital Expenditures, Tenant Improvements and Leasing Commissions: Represents amounts paid for: (i) recurring capital expenditures required to maintain and re-tenant our properties, (ii) second generation tenant improvements; and (iii) leasing commissions paid to secure new tenants. Excludes capital expenditures and tenant improvements for recent acquisitions that were contemplated in the purchase price or closing agreements. Retention:  Tenant Retention is defined as the sum of the total leased GLA of tenants that renewed a lease during the period over the total GLA of leases that renewed or expired during the period. Same-Property Cash Net Operating Income (“Same-Property Cash NOI”): To facilitate the comparison of Cash NOI between periods, HTA calculates comparable amounts for a subset of its owned properties referred to as “Same-Property”. Same-Property Cash NOI excludes properties which have not been owned and operated by HTA during the entire span of all periods presented, excluding properties intended for disposition in the near term, notes receivable interest income and certain non-routine items. Same-Property Cash NOI should not be considered as an alternative to net income or loss (computed in accordance with GAAP) as an indicator of our financial performance. Same-Property Cash NOI should be reviewed in connection with other GAAP measurements.